UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOPJAGGERS, INC.

(Exact name of Registrant as specified in its charter)

Florida	N/A	27-203-7711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Standard Industrial Classification)	(Central Index Key)

c/o John Castillo Eggermont

2629 Georgia Avenue, Melbourne, Florida 32901

 (Address of principal executive offices, including zip code)

(214) 243-6762

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

We are an emerging growth company under federal securities laws.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: x

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	o	Accelerated filer	o
Non-accelerated filer	o	Smaller Reporting Company	x
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock offered by the Company	25,500	$0.10	$2,550	$0.35
TOTAL	25,500	$0.10	$2,550	$0.35

(1) This is an initial offering of securities by the Registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o). If the maximum aggregate offering price increases prior to the effective date of this registration statement, the Registrant will file a pre-effective amendment to increase the maximum dollar value being registered and pay an additional filing fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CONTENTS

Prospectus Summary	4
The Offering	5
Risk Factors	6
Risk Factors Relating to Our Company	6
Risk Factors Relating to Our Common Stock	8
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Forward Looking Statements	14
Selling Shareholders	14
Plan of Distribution	16
Description of Securities	18
Interest of Named Experts and Counsel	18
Description of Property	20
Legal Proceedings	20
Market for Common Equity and Related Stockholder Matters	21
Dividend Policy	21
Share Capital	21
Management’s Discussion and Analysis of Financial Condition and Results of Operations	22
Directors, Executive Officers, Promoters, and Control Persons	24
Executive Compensation	27
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationships and Related Transactions	28
Financial Statements	F-1
PART II - Information Not Required in Prospectus
Experts and Named Counsel
Where You Can Find More Information	28

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Our common stock is presently not traded on any market or securities exchange. The 2,000,000 shares of our common stock must be sold by selling shareholders at a fixed price of $0.10 per share until the shares are listed on the OTCBB or quoted on a national exchange. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. The fixed price of $0.10 has been determined arbitrarily. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “KOPJAGGERS, INC.” and “KOPJAGGERS, INC.” refer to KOPJAGGERS, INC. Inc.

Kopjaggers, Inc. was incorporated on February 23, 2010 in the State of Florida. We commenced operations in July 2010.  Kopjaggers, Inc. is a development stage company focused on the business of providing art news and information on artwork (more specifically, paintings and sculptures) through our website www.kopjaggers.com We recently launched our preliminary website which provides some basic corporate information.  We expect that we will build out our website to have additional features for our expected audience of art collectors. We have only commenced limited operations.

Our plan of operations is to build our website to be the leading site on the Internet for Americans interested in buying fine art from around the world.  Our business activities have consisted of forming our corporation, opening a bank account, developing a preliminary website, researching our intended areas of art by our management, preparing financial statements, securing and auditor and having those financing statements audited, and preparing and submitting our registration statement.

Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

We recently launched our preliminary website which provides some basic corporate information.  We expect that we will build out our website to have additional features for our expected audience of art collectors.

Since our inception on February 23, 2010 through April 4, 2012, we have not generated any revenues and have incurred a net loss of $2,750 for the period February 3, 2010 (date of inception) through December 31, 2011. The capital raised in this offering has been budgeted to cover the costs associated with advertising on the internet to draw attention to our website, costs associated with website enhancements, building a finite quantity of out beverage product and covering various filing fees and transfer agent fees to complete our early money raise through this offering. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Since inception, we have developed our business concept which involves an art website.  We have secured the domain name, www.kopjaggers.com to begin our business.

We are an emerging growth company under federal securities laws. As of the date of this prospectus we have only one officer and director acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for advertising expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

THE OFFERING

Securities offered:	25,500 shares of common stock, par value $0.10 per share

Offering price :

The selling shareholders purchased their shares of common stock from us at $0.10 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.10 per share, which includes an increase, from the price at which it was purchased. The shares will be offered at the fixed price of $0.10 per share for the duration of this offering.

The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Shares outstanding prior to offering:	500,000 shares of common stock.

Shares outstanding after offering:	525,500

One of our primary shareholder currently owns 95.1% of our outstanding common stock. As a result, it has substantial control over all matters submitted to our shareholders for approval.

Market for the common shares:

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board.

Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Going Concern Considerations:

The Company has a net loss of $2,750 for the year ended December 31, 2012 from inception.

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

We currently do not have in place any arrangements or plans to obtain any financing. Although our officers and directors have orally agreed to lend us funds if capital is required for the operations of the Company,  there is no guarantee that our officers and directors will lend us sufficient funds to adequately fund operations.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	See “risk factors” beginning on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following presents our summary financial information for the periods indicated and should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Plan of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

RISK FACTORS

Investors in Kopjaggers, Inc. should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company.

If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk factors relating to our company

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business.

We are a development stage company. We had no revenues and incurred a net loss of $2,750  for the year ended December 31, 2012 since inception. Our auditors issued a going concern opinion in their report for our fiscal year ended December 31, 2011 regarding concerns about our ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our website, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

Our business may never operate at a profit.

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of advertising on our website, or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

If we do not raise additional funds, we not be able to operate our business and will have to stop development of our business plan.

We may not be able to obtain additional funds that we will require. We do not presently have adequate cash from operations or financing activities to meet our short term or long-term needs. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget.

If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements.   If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, publishing, or sales and marketing programs.

We are highly dependent on John Castillo Eggermont, our President and CEO. The loss of Mr. Eggermont, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on John Castillo Eggermont, our President and CEO, for specific proprietary technical knowledge and the Company market knowledge. Our ability to successfully market our website may be at risk from an unanticipated accident, injury, illness, incapacitation, or death of Mr. John Castillo Eggermont.

Mr. Castillo Eggermont is involved in other businesses and will only devote 5 hours per week to Kopjaggers, Inc. and its activities.   Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered. Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We do not have sufficient cash to complete our website and market it to consumers and potential advertising partners. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from our majority shareholder and from public and private equity offerings. Our ability to access capital will depend on reaching certain milestones in our business plan such as attracting a sizable number of viewers. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of the our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

External events that are beyond our control such as natural disasters, terrorist attacks, or a recession may harm our business.

Events like the war with Iraq or the terrorist attacks on the U.S. in 2001 or the current global financial crisis have a negative impact on the art industry. We are not in a position to evaluate the net effect of these circumstances on our business. In the longer term, our business might be negatively affected by financial pressures on the art industry. If such events result in a long-term negative impact on the art industry, such impact could have a material adverse effect on our business.

We may not be able to develop awareness of our brand name which we believe is critical to our success.

We believe that creating awareness of the Kopjaggers brand name is critical to achieving widespread acceptance of our business. Brand recognition is a key differentiating factor among providers of online advertising opportunities, and we believe it could become more important as competition in our industry increases. In order to maintain and build brand awareness, we must succeed in our marketing efforts. If we fail to successfully promote and maintain our brand, incur significant expenses in promoting our brand and fail to generate a corresponding increase in revenue as a result of our branding efforts, or encounter legal obstacles which prevent our continued use of our brand name, our business could be materially adversely affected.

We will not be able to attract art  companies or Internet users if we do not build out our website and continually enhance and develop the content and features of our website.

We must complete the development of our website and continually improve the responsiveness, functionality and features of our website. We may not succeed in developing features and functions that art purchasers, aficionados, or companies and Internet users find attractive.

This could reduce the number of art companies and Internet users using our website and materially adversely affect our business.

We may not be able to access third party technology upon which we depend which could limit or curtail our business.

We use and will continue to require technology and software products from third parties.  Technology may not continue to be available to us on commercially reasonable terms, or at all. Our business will suffer if we are unable to access this technology, to gain access to additional products or to build out our existing site. This could cause delays in our development and introduction of new features or enhancements of our existing website until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our business could be materially adversely affected.

There is a high degree of risk that our website will not turn out to be commercially viable.

A website such as ours involves a high degree of risk that will not attract a sufficient number of consumers to become commercially viable. The costs building and marketing our website is uncertain.

Since our director and officer has no previous art industry experience, investors cannot rely on our officers and directors as being experts in the area of art which is our business focus.

Our officer and director has no previous experience in the art industry. All business decisions made by him regarding art will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely our business will succeed.

Risks relating to our common stock

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 10,000,000 shares of common stock, par value $.0001 per share, of which 525,500 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

Any market for our shares will develop;

The prices at which our common stock will trade; or

The extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Quotation on the OTCBB or a national registered exchange is required prior to any at market priced sales of our stock.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of the company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If our shares are quoted on the OTC bulletin board, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC bulletin board. We do not yet have a market maker who has agreed to file such application, and there is no guarantee that such a market maker will be located. Even if we successful and locate a market maker who files an application, there is no assurance that such application will be approved and our shares be accepted for quotation on the OTCBB.

The majority of the outstanding shares of our common stock held by present shareholders are "restricted securities" within the meaning of rule 144 under the securities act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of rule 144 or other applicable exemptions from registration under the act and as required under applicable state securities laws. As of February 2008, the SEC adopted changes to rule 144, which, shortens the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.

The changes to Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTC bulletin board (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTC bulletin board. As a result of the revisions to rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the company has filed its required reports. A sale under rule 144 or under any other exemption from the act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of section  404 of the Sarbanes-Oxley act of 2002. As a result, we may not have sufficient funds to grow our operations.

Because a single shareholder, Kopjaggers Consulting, LLC owns 95.1% of our issued and outstanding common stock, it can exert significant influence over corporate decisions that may be disadvantageous to minority shareholders.

Kopjaggers Consulting, LLC, is our largest stockholder, holding beneficially, as of January 1, 2013, approximately 95.1% percent of our outstanding shares. Through their share ownership, they are in a position to control the company and to elect our entire board of directors.

John Castillo Eggermont, our sole officer and director, is the managing partner of Kopjaggers Consulting.

Accordingly, this entity will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline.

Notwithstanding the exercise of his fiduciary duties as officer and director and any duties that such other stockholder may have to us or our other stockholders in general, Mr. Castillo Eggemont as managing member of Kopjaggers Consulting, LLC may have interests different than yours.

Our preferred stock holders may have superior rights which could affect the rights of the common stockholders.

The Company is authorized to issue preferred stock.  The Board, without stockholder approval, may issue shares of the preferred stock with rights and preferences adverse to the voting power or other rights of the holders of the Common Stock.  No preferred stock has been issued.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits "emerging growth companies" like us to rely on some of the reduced disclosure requirements that are already available to companies having a public float of less than $75 million. During a transitional period following the first sale of the companies' equity securities under a Securities Act registration statement, emerging growth companies are also permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act. Companies with a public float of $75 million or more must otherwise procure such an attestation beginning with their second annual report after their initial public offering. During the  transitional period, emerging growth companies are also excluded from the requirement to submit "say-on-pay", "say-on-pay frequency" and "say-on-parachute" votes to their stockholders and may avail themselves of reduced executive compensation disclosure compared to larger companies.

In addition, Section 107 of the JOBS Act also provides that an  emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.  We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1.0 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.

We may be eligible to suspend our reporting requirements due to a limited number of shareholders with could affect the price of our stock.

In the event that we have less than 300 shareholders at the end of the next fiscal year following effectiveness of this registration statement, we would be eligible to terminate our reporting requirements under Section 13(a) of the Exchange Act. Election to terminate our reporting requirements may adversely affect the price of our stock as investors may not feel they have access to reliable and timely information on our company.

We may be exposed to potential risks and significant expenses resulting from the requirements under section 404 of the Sarbanes-Oxley Act of 2002.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

THE OFFERING

This prospectus relates to the resale of  9474,500 issued and outstanding shares of the Company’s common stock, par value $0.0001 per share, to be offered and sold by the holders thereof. Such shares will be offered and sold at a fixed price of $0.10 per share for the duration the offering. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act. As underwriters, the selling shareholders are subject to the prospectus delivery requirements of the Securities Act. The fixed price of $0.10 has been arbitrarily determined. The 154,000 shares to be resold are shares of our common stock which are issued and outstanding and will be offered and sold by the holders thereof. Such shares were offered and sold by us at a purchase price of $0.10 per share to the selling shareholders in private placements conducted from October 2012 through December 2012 to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation D promulgated thereunder.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders must offer the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until the shares are quoted on the OTCBB or listed on a national exchange. The fixed price of $0.10 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.10 plus an arbitrarily determined increase.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of December 31, 2012, KOPJAGGERS, INC. net tangible book value was ($2,550) or $(0.005) per share. Net tangible book value is the aggregate amount of KOPJAGGERS, INC.’s tangible assets less its total liabilities. Net tangible book value per share represents KOPJAGGERS, INC. total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,000,000 shares at an offering price of $0.01 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,810), KOPJAGGERS, INC. s’ net tangible book value as of the closing of this offering would increase from $(0.005) to $.003 per share. This represents an immediate increase in the net tangible book value of approximately $.008 per share to current shareholders, and immediate dilution of about $.007 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.01
Net tangible book value per share prior to offering	$(0.005)
Increase per share attributable to existing investors	$0.008
Net tangible book value per share after offering	$0.003
Dilution per share to new investors	$0.007
Percentage dilution	70%

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.    These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of January 1, 2013, by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares each selling shareholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered share are sold.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.

The shares were offered and sold to the selling shareholders at a purchase price of $0.10 per share in a private placement held from October 2012 through December 2012, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 25,500 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period and is based on 25,500  shares of common stock issued and outstanding as of October 1, 2012.

	Number of Shares Owned	Number of Shares Offered	Number of Shares Owned After Offering	% of Class
James Calleja	500	500	0	.02
Marva Carter	500	500	0	.02
Jazlyn Coles	500	500	0	.02
Kaye Collette	500	500	0	.02
Betty Daniels	2000	2000	0	.08
Matthew Foster	500	500	0	.02
Michael Foster	500	500	0	.02
Andre Gordon	500	500	0	.02
Michael Gordon	500	500	0	.02
Elizabeth Hamilton	1000	1000	0	.04
John Murphy	500	500	0	.02
Richard Page	1,000	1,000	0	.04
Robert Quaine	1,000	1,000	0	.04
Mary Turner	1,000	1,000	0	.04
Robert Turner	1,000	1,000	0	.04
Eboni Sims	500	500	0	.02
Elixix Sims	500	500	0	.02
Claude Upthegrove	1,000	1,000	0	.04
Albert Wyrick	1,000	1,000	0	.04
Linda Wotring	2,500	2,500	0	.10
Audriana Grisham	500	500	0	.02
John Hodges	500	500	0	.02
Aaron Barnes	5,000	5,000	0	.20
Luis Renteria	500	500	0	.02
Maria Soto	500	500	0	.02
Daniel Cecil	500	500	0	.02
Juan Rivera	500	500	0	.02
Emanuel Romero	500	500	0	.02

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board. Our Common shares must be quoted on the OTCBB or admitted to a national stock exchange prior to any at the market priced sales.

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a the arbitrarily determined fixed price of $0.10 per share. The offering price was determined as the selling based upon the original purchase price paid by the selling stockholders of $0.10 per share in private placement transactions. The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock are "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the selling shareholders and/or broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.    All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 10,000,000 shares of common stock, par value $0.0001, of which 525,500,000 shares are issued and outstanding as of January 1, 2013. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Business

The Company has a plan of operations to engage in the business of providing art news and information on artwork (more specifically, paintings and sculptures) through our website www.kopjaggers.com

We recently launched our website which is to be a collection of news feeds related to artwork. We expect that we will build out our website to have additional features for our projected audience of collectors. We expect that we will build out our website to have additional features for our expected audience of art collectors.

Our Website

Our plan of operations is to develop a comprehensive website for American consumers interested in purchasing fine arts from around the world.

We plan to generate revenues from advertising fees from companies seeking to reach our expected audience of purchasers.

This content will be free to our online audience.

Growth Strategy

Key elements of our strategy include:

Build Strong Brand Awareness. We believe that it is essential to establish a strong brand with Internet users and within certain segments of the art industry.

We intend to utilize online marketing to promote our brand to consumers. In addition, we believe that we build brand awareness by offering an outstanding website that is promoted by word-of-mouth.

Increase Reach: In order to attract users to our website, we intend to utilize advertising campaigns to grow our business. We believe that we also can attract more users by offering a quality website that is promoted by word-of-mouth.

Marketing

We intend to drive traffic to www.kopjaggers.com through online marketing vehicles such as banner advertising and strategic partnerships with relevant Web sites and portals. Additionally, our intended participation in various affiliate programs will allow it to expand cross-promotional relationships with other Web sites. We do not have any agreements or arrangements with any parties regarding these programs, other than our current merchant partner.

EMERGING GROWTH COMPANY STATUS

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;

     *    The first fiscal year after the fifth anniversary of its IPO;

     *    The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

     *    The first fiscal year in which the company has a public float of at least $700 million.

UNDER THE JOBS ACT

Kopjaggers Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act").

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     *    Provide only two rather than three years of audited financial  statements in their IPO Registration Statement;

     *    Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

     *    Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

     *    Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Private Placement

We raised an aggregate of $2,550 from 28 investors in a private placement between October 2012 and December 2012. These funds were used by us primarily to develop our corporate website, and pay for the day to day needs of the company including accounting and legal fees.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We do not believe that at this stage in our development we need physical space. We are not paying anything for using their address as our mailing address. We believe that until and unless our business develops, we do not need physical office space.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the OTC Bulletin Board or that    a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors.

There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of January 1, 2013 , there were 525,500 common shares issued and outstanding, which were held by 29 stockholders of record.

Transfer Agent

We have engaged Worldwide Stock Transfer of Hackensack, New Jersey to serve as our transfer agent.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1)   is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)  securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of    our company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made, except as required by federal securities and any other applicable law.

OVERVIEW

We are a development stage company offering artwork information to the general public via the internet. We currently have no employees other than our officer, both of who is also our sole director. We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. We do not have revenues, have minimal assets and have incurred losses since inception.

Plan of Operations

Over the course of the next twelve month period we plan to focus our efforts on the online artwork market. We recognize that our current management and Board of Directors may not have sufficient business planning experience to execute the business plan of the Company, as their background and expertise lies in the technical area and not in marketing and selling our products.

In order to continue as going concern for the next 12 months, we will require a budget of $30,000 as described below.

Liquidity and Capital Resources

As of September 13, 2012, the Company had a cash balance of $200.00. During 2012, we raised an aggregate of $2,500 from the sale of our common stock in a private placement conducted to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation D promulgated thereunder. These funds were used for website expenses  and to pay for expenses related to legal and accounting.

Estimated funding required during the next twelve‐month period is $30,000. Given our current cash position of approximately $2,500, this leaves us with a shortfall of approximately $27,500. Our anticipated expenses for the next twelve‐month period are as follows:

Website Development	$4,000
Marketing and Sales	$6,000
Legal and organizational	$15,000
Working Capital	$5,000

During the next 12 months, we hope to effectuate the following:

1st Quarter

Initially, we will focus on enhancing the Company website. Additionally, if the funding is available, the Company plans on formalizing an advertising campaign to increase its customer base.

2nd Quarter

In the second quarter the Company hopes to have funds to begin an advertising campaign to increase traffic to the corporate website.

3rd Quarter

The third quarter will continue to focus on advertising and the increase of the Company product base through existing and new affiliate programs.

4th Quarter

In the fourth quarter the Company intends on beginning the search for a marketing executive to assist the company in future growth. Additionally, we will continue to advertise for new customers.

The Company believes that such funds will be insufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  The officers and directors have orally agreed to lend funds to the Company in the event funds are required for the operations of the Company. However, there is no guarantee that our officers and directors will lend us sufficient funds to operate. Notwithstanding that our officers and directors are committed to ensuring that the Company can operate its business, they are not legally or contractually obligated to lend us any money. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

We currently have no commitments with any person for any capital expenditures.

Going Concern Consideration

We are a development stage company. We had no revenues and incurred a net loss of $2,750 for the year ended December 31, 2012 from inception which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. Our financial statements do not include any adjustments that may be necessary if we are unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our established policies are outlined in the Note 1 to the financial statements entitled "Summary of Significant Accounting Policies". We continually evaluate the propriety of our accounting methods as new events occur. We believe that our policies are applied in a manner which is intended to provide the user of our financial statements a current, accurate and complete presentation of information in accordance with accounting principles generally accepted in the United States of America. Important accounting practices that require the use of assumptions and judgments are outlined below.

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101). SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers:

Name	Age	Positions and Offices Held
John Castillo Eggermont	46	President, Director
Ross Collette	69	Vice President, Director

John Castillo Eggermont. Mr. Castillo Eggermont has been the president and a director since inception. He has served in the United States Army since 2005, currently as a deployment training officer on active duty, and has deployed to Iraq.  This position consumes approximately 40 hours per week. He speaks five languages fluently and has significant business relations.

Ross Collette. Mr. Collette has been the vice president and a director since inception.  He has served for over fifty years on nonprofit boards of directors, has traveled around the world in that capacity and has extensive experience in direct mail campaigns.  Mr. Collette does not have any day-to-day role in the company.

B. Significant employees. None

C. Family relationships. None

D. There are no events that occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant.

No petition has been filed under Federal bankruptcy laws or any state insolvency law. The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding.

Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

Any Federal or State securities or commodities law or regulation; or

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

E. The Board of Directors acts as the Audit Committee, and the Board has no separate committees.

We do not currently have a Code of Ethics applicable to our officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors.

Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

EXECUTIVE COMPENSATION

Since our incorporation in February, 2010 John Castillo Eggermont has been our President, Chief Executive Officer, Chief Financial Officer and a director. We have no formal employment or consulting agreement with Mr. Castillo Eggermont.

SUMMARY COMPENSATION TABLE

Name and principal position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Castillo Eggermont	2010	0	0	0	0	0	0	0	0
CEO/CFO	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0
Ross Collette
VP	2010	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

Since our incorporation in February, 2010, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

During the period from February (inception) to December 31, 2012, none of our directors received compensation for services rendered in their capacity as a director. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 1, 2013 the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 525,500 shares of our common stock issued and outstanding as of January 1, 2013. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Kopjaggers Consulting, LLC (1)	500,000	95.1%

(1)  Kopjaggers Consulting, LLC is managed by John Castillo Eggermont, our president and director. John Castillo Eggermont has sole dispositive power over Kopjaggers Consulting, LLC. The members are the John Castillo Eggermont with 99% ownership and Ross Collette with 1% ownership. John Castillo Eggermont is the sole manager of the LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John Castillo Eggermont has loaned the company through September 19, 2013 $2750. There is no written agreement and no fixed repayment terms between the company and Mr. Castillo Eggermont for these funds.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

Kopjaggers, Inc.

I have audited the balance sheets of Kopjaggers, Inc. as of December 31, 2011 and 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the years ended December 31, 2011 and 2010 and the period February 23, 2010 (date of inception) through December 31, 2011. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Kopjaggers, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and 2010 and for the period February 23, 2010 (date of inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA

Palm Harbor, Florida

March 6, 2012

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS AT DECEMBER 31,	2011	2010

ASSETS

CURRENT
Cash	$0	$200

TOTAL ASSETS	0	$200

LIABILITIES AND STOCKHOLDER EQUITY

LIABILITIES

Note payable - related party	$2,550	$550

Total Liabilities	2,550	550

STOCKHOLDER EQUITY

SHARE CAPITAL
authorized, 10,000,000 common shares, no par value,
- issued and fully paid - 500,000 shares	200	200

ACCUMULATED DEFICIT during development stage	(2,750)	(550)

Total Stockholder Equity	(2,550)	(350)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$0	$200

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2011	From Inception (February 23, 2010) to December 31, 2010	From Inception (February 23, 2010) to December 31, 2011

REVENUE	$-	$-	$-

OPERATING EXPENSES
General and administrative	2,200	550	2,750

Total Operating Expenses	2,200	550	2,750

NET LOSS	$(2,200)	$(550)	$(2,750)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	500,000	222,222

BASIC AND DILUTED EARNINGS PER SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2011	From Inception (February 23, 2010) to December 31, 2010	From Inception (February 23, 2010) to December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,200)	$(550)	$(2,750)
Adjustment to reconcile net loss to net cash used in operating activities:
Issuance of common stock for services and expenses	-	-	-
Changes in operating assets and liabilities:	-	-	-
Subscription receivable	-	-	-
		-	-

Net cash used in operating activities	(2,200)	(550)	(2,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from officer	2,000	550	2,550
Issuance of common stock	-	200	200

Net cash provided by financing activities	2,000	750	2.750

(DECREASE) INCREASE IN CASH	(200)	200	-

CASH, Beginning of period	200	-	-

CASH, End of period	$-	$200	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER’S DEFICIT
FROM INCEPTION(FEBRUARY 23, 2010) TO DECEMBER 31, 2011

			Deficit
			Accumulated
			During
	Common Shares		Development
	Number	Amount	Stage	Totals

Balance - February 23, 2010	1	$1	$-	$1

Common shares issued for cash, $.0004, July 2010	499,999	199	-	199

Net Loss - December 31, 2010	-	-	(550)	(550)

Balance - December 31, 2010	500,000	$200	$(550)	$(350)
Net Loss - December 31, 2011	-	-	(2,200)	(2,200)

Balance - December 31, 2011	500,000	$200	$(2,750)	$(2,550)

The accompanying notes are an integral part of these financial statements.

KOPJAGGERS INC.

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Organization and Business:

KOPJAGGERS INC.. (the “Company”) was incorporated in the State of Florida on February 23, 2010 for the purpose of raising capital that is intended to be used in connection with its business plan which is to buy artwork from throughout the world and sell these artworks through the Company's web site which is presently under construction may include a possible merger, acquisition or other business combination with an operating business.

The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)	Basis of Presentation:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. At the balance sheet date, the Company has a stockholders’ deficiency and a deficit accumulated during the development stage. Management plans to issue more shares of common stock in order to raise funds.

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Codification Topic 915.  Among the disclosures required are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

(c)	Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

(e)	Income taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

(f)	Loss per Common Share:

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

(g)	Fair Value of Financial Instruments:

The carrying value of cash and due to shareholder approximate their fair value due to the short period of these instruments.

(h)	Stock Based Compensation:

The Company accounts for stock-based compensation using the fair value based method (Financial Accounting Standards Board Codification Topic 718).  Compensation costs are measured using the fair value of stock determined as of the date of grant and is recognized over the periods in which the related services are rendered.

(i)	Comprehensive Income:

The Company follows Financial Accounting Standards Board Codification Topic 220, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented.

NOTE 2 - CAPITAL STOCK

The total number of shares of capital stock which the Company shall have authority to issue is 10,000,000 shares consisting of common shares with no par value.

In July 2010, the Company issued a total of 500,000 shares to Kopjaggers Consulting, LLC for a total consideration of $200.

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Effective at inception, 2010, the Company adopted an accounting standard update regarding fair value measures. As codified under ASC 820, this update requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For the reconciliation of Level 3 fair value measurements, information about purchases, sales, issuances and settlements should be presented separately. Since this update addresses disclosure requirements, the adoption of this update did not impact the Company’s financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB, the AICPA and the SEC did not have, or are not expected to have a material impact on the Company’s present or future financial statements.

NOTE 4 – NOTES PAYABLE – RELATED PARTY

The Company is reliant on funding current cash flow requirements by the sole officer, director and shareholder. There is no written commitment for future funding.  Amounts advanced by director are non-interest bearing, unsecured, with no fixed terms of repayment.

NOTE 5 – FEDERAL INCOME TAXES

The Company accounts for income taxes under the asset and liability method, whereby deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax effects of temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2011 are as follows:

Deferred tax assets:
Federal and state net operating loss	$2,200
Equity instruments issued for compensation	-

Total deferred tax assets	2,200
Less valuation allowance	(2,200)
$-

At December 31, 2011, the Company had a net operating loss carry–forward for Federal income tax purposes of $2,750 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $950, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through December 31, 2011, the Company has had no operations.  As of December 31, 2011, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent events have been reviewed from the period after the balance sheet date through the period that the report is available to be issued, which is the date of filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City Bastrop, State of  Texas on February 27, 2013.

/s/ John Castillo Eggermont
John Castillo Eggermont
President and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ John Castillo Eggermont	President and Director	February 27, 2013
John Castillo Eggermont	(Chief Executive Officer)

/s/ John Castillo Eggermont	Treasurer and Director	February 27, 2013
John Castillo Eggermont	(Principal Financial Officer, Chief Accounting Officer)